ANDERSEN ANDERSEN & STRONG. L.C. 		941 East 3300 South, Suite 202
Certified Public Accountants and 		Salt Lake City, Utah 84106
Business Consultants
Member SEC Practice Section			Tel: 801 486-0096
of the AICPA						Fax 801 486-0098




Board of Directors
Cortex

Cortex Systems, Inc.
Victoria B.C. Canada
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
	We have audited the accompanying balance sheet of Cortex Systems Inc. (development stage company) at
 August 31, 2001 and the related statement of operations, stockholders' equity, and cash flows for the period
July 6, 2001 (date of inception)
to August 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
	We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing
the accounting principles used and significant estimates made by management as well as evaluating the overall financial statements presentation.
We believe that our audit provides
 a reasonable basis for our opinion.

	In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cortex Systems Inc.
 at August 31, 2001
and the results of operations, and cash flows for the period
July 6, 2001
(date of inception) to August 31, 2001 in conformity with accounting principles generally accepted in the United States of America.
	The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have sufficient working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in
Note 5. These financial statements
do not include any adjustments that might result from the outcome of this uncertainty.
Salt Lake City, Utah
October 4, 2001
s\Andersen Andersen and Strong